Exhibit 9.1

                             VOTING TRUST AGREEMENT

            This VOTING TRUST AGREEMENT (this "Agreement") is made as of May 4, 2004, among John A. Friede ("Company Chairman") and the other stockholders of North American Scientific, Inc., a corporation organized and existing under the laws of Delaware (the "Corporation"), who shall join in and become parties to this Agreement (collectively, the "Depositors") and L. Michael Cutrer and David King as Trustees (collectively, the "Trustees").

            WHEREAS, the Corporation entered into an Agreement and Plan of Merger, dated as of October 26, 2003, as amended (the "Merger Agreement"), with NOMOS Corporation, a Delaware corporation ("Target"), and AM Capital, Inc., a Delaware corporation ("Merger Sub"), pursuant to which Target will merge with and into Merger Sub and the Merger Sub shall continue as the surviving corporation and a wholly-owned subsidiary of the Corporation (the "Merger");

            WHEREAS, as a result of the Merger, Company Chairman the largest stockholder of Target, will become the largest stockholder of the Corporation;

            WHEREAS, Company Chairman has entered into that certain Voting Agreement, dated as of October 26, 2003 (the "Voting Agreement"), with the Corporation, which prohibits Company Chairman from acquiring "beneficial ownership" (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of any Acquiror Shares, as defined in Voting Agreement (such Acquiror Shares being referred to herein, collectively, as the "New Shares"), unless such New Shares are (a) acquired in connection with the transactions contemplated by the Merger Agreement (collectively, the "Merger Shares"), (b) acquired as a result of the exercise of stock options (i) held by Company Chairman as of the effective date of the Merger or (ii) granted to Company Chairman by the Corporation in connection with the services provided by Company Chairman as a member of the Board of Directors of the Corporation (collectively, the "Option Shares") or (c) deposited into the voting trust created hereunder (the "Trust");

            WHEREAS, with a view to the safe and competent management of the Corporation in the best interests of all the stockholders thereof, the Corporation and the Depositors desire to create the Trust in the manner set forth in;

            WHEREAS, the Depositors desire to enter into this Agreement to achieve the aforementioned objectives; and

            WHEREAS, the Trustees have consented to act as trustees hereunder upon the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the mutual covenants herein, the parties hereto, intending to be legally bound, hereby agree as follows:

            1. Transfer of Stock to the Trustees.

                  (a) Each Depositor shall deposit with the Trustees the certificates representing all New Shares that are not Merger Shares or Option Shares now or at any time hereafter owned by such Depositor and hereby authorizes and empowers the Trustees to cause the transfer of such deposited New Shares to be made and to do all things necessary for the transfer of such New Shares to the Trustees on the books of the Corporation, and to make or cause to be made any further transfer of such New Shares that may become necessary through the occurrence of any change in the Trustees to be held on behalf of such Depositor or as requested by such Depositor in accordance with subsection
(b) of this Section 1.

                  (b) Notwithstanding anything contained herein to the contrary, at any time and from time to time during the term of this Agreement,

                        (i) each Depositor may cause the Trustees to offer to sell, contract to sell, or sell, dispose of, loan, pledge, grant any rights with respect to, or otherwise transfer for value or otherwise (any such transaction or action being referred to herein as a "Disposition"), any New Shares held by the Trustee on behalf of such Depositor (i) on the open market, (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions and other terms set forth herein, (iii) to members of the undersigned's immediate family or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the transferees thereof agree to be bound in writing by the restrictions and other terms set forth herein or (iv) with the prior consent of the Corporation; provided, however, that in the event that a Depositor desires to cause the Trustees to engage in any such Disposition of New Shares, such Depositor shall notify the Trustee in writing of such request and deliver to the Trustee the Voting Trust Certificates representing the New Shares intended to be so transferred, and, subject to the limitations set forth in this subsection
(b)(i), the Trustee shall cause to be made such Disposition with respect to such New Shares in the manner so requested; and

                        (ii) each Depositor may engage in a Disposition of any Voting Trust Certificates held by such Depositor (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the restrictions and other terms set forth herein, (iii) to members of the undersigned's immediate family or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the transferees thereof agree to be bound in writing by the restrictions and other terms set forth herein or (iv) with the prior consent of the Corporation; provided, however, that in the event that a Depositor desires to engage in any such Disposition with respect to any Voting Trust Certicates, such Depositor shall notify the Trustee in writing of such Disposition.

            (c) For purposes of this Agreement, "immediate family" of any Depositor shall mean (i) such Depositor, (ii) any spouse, lineal descendant or antecedent, father, mother, brother or sister of such Depositor or (iii) any estate, trust, guardianship, custodianship or other fiduciary arrangement for the primary benefit of any one or more individuals named or described in (i) or
(ii) above.

            2. Trustees to Hold Subject to Agreement. The Trustees shall hold the New Shares so transferred to them upon the terms and conditions set forth herein.


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

            3. Issuance of Stock Certificates to Trustees. Each Trustee shall surrender to the proper officers of the Corporation for cancellation all stock certificates evidencing New Shares which shall be assigned and delivered to such Trustee to be held on behalf of the Depositor pursuant to this Agreement, and in their stead shall procure new stock certificates to be issued to them as Trustees under this Agreement. On each certificate so issued, it shall be stated that it is issued pursuant to this Agreement, and that fact shall also be stated in the stock ledger or other appropriate records of the Corporation.

            4. Voting Trust Certificates. The Trustees shall issue to each Depositor a Voting Trust Certificate, substantially in the form of Exhibit A attached hereto (a "Voting Trust Certificate"), for the number of New Shares evidenced by the stock certificates transferred hereunder by such Depositor to the Trustees. Each such Voting Trust Certificate shall state that it is issued under this Agreement and shall set forth the number of New Shares represented by the beneficial interest thereunder of the person to whom it is issued. The Trustees shall keep a list of all New Shares transferred to them, and shall also keep a record of all Voting Trust Certificates issued or transferred on their books, which records shall contain the names and addresses of the Voting Trust Certificate holders and the number of shares represented by each such certificate. Such list and record shall be open at all reasonable times to the inspection upon the books of the Trustees.

            5. Initial Trustees. The Initial Trustees shall be L. Michael Cutrer and David King.

            6. Restriction on Transfer of New Shares and Voting Trust Certificates. The Trustees shall not sell or transfer any New Shares or interest therein except in accordance herewith, unless otherwise permitted under Section
1. Each Depositor agrees that during the term of this Agreement, he or it not sell or transfer any Voting Trust Certificates or interest therein.

            7. Trustees to Vote Stock. The Trustees shall have full power and authority, and are hereby fully empowered and authorized to represent and act in the name and stead of, the holders of the Voting Trust Certificates evidencing the New Shares transferred to the Trustee hereunder, including (without limitation) such Trustee having the right to vote in person or proxy or to act by written consent or waiver with respect to the said New Shares at all meetings of the stockholders of the Corporation, in the election of directors and upon any and all matters in question, as fully as any stockholder might do if personally present, and to vote such New Shares, as in the judgment of the Trustees or a majority of them may be for the best interest of the Corporation.

            8. Trustees' Liability. The Trustees shall use their best judgment in voting the New Shares transferred to such Trustee, but shall not be liable for any vote cast or not cast, or consent given or not given by him, in good faith, and in the absence of gross negligence or willful misconduct.

            9. Dividends and Distributions. The Trustees shall collect and receive all dividends or other distributions that may accrue or be paid upon the New Shares and shall divide and pay the same among the Voting Trust Certificate holders in proportion to the number of New


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

Shares respectively represented by their Voting Trust Certificates, except that any such dividends or other distributions that are evidenced by instruments carrying the right to vote shall be retained in the Trust by the Trustees and Voting Trust Certificates therefor issued by the Trustees.

            10. Trustees' Compensation and Indemnity. The Trustees shall not be entitled to compensation for their services hereunder, but the Trustees shall be entitled to be indemnified fully by the Depositors against all costs, charges, expenses and other liabilities, including (without limitation) reasonable attorney's fees, properly incurred by the Trustees in the exercise of any power conferred upon them by this Agreement, and the Depositors shall, jointly and severally, hold the Trustees harmless and keep them indemnified from and against any and all costs, charges, expenses, and other liabilities, including reasonable attorney's fees, the Trustee of and from all loss or damage which he may sustain or be put to by reason of anything he may lawfully do in the execution of his duties under the Trust, unless such Trustee has acted in bad faith, gross negligence or willful misconduct.

            11. Appointment of Additional and Successor Trustees. The Trustees may appoint one or more additional persons to act as Trustees under the Trust, and any person or persons so appointed shall thereupon be vested with all the duties, powers and authority of a Trustee as if originally named in this Agreement; provided that if there are two or more Trustees of the Trust at any one time, such Trustees shall act by the vote of a majority of them. Each Trustee may revocably designate the person to succeed him as Trustee in the future in the event of his death, resignation, inability or refusal to act as Trustee by notifying the Corporation in writing of such designation. In the event of the death, resignation, inability or refusal to act of all (i) persons serving hereunder as Trustees, and (ii) persons designated as successor Trustees, at any time, the Depositors who hold a majority of the outstanding Stock shall appoint one and may appoint two, Trustees to fill the vacancy(ies) thereby created, and any person or persons so appointed shall thereupon be vested with all the duties, powers and authority of a Trustee as if originally named in this Agreement. The Depositors hereby direct, and consent to, such action by the Trustees.

            12. Continuance and Termination of Trust. The Trust created by this Agreement shall be continued until the second anniversary of the Closing Date, at which time it will immediately terminate. Upon the termination of the Trust, the Trustees shall (i) promptly surrender to the proper officers of the Corporation for cancellation all stock certificates evidencing New Shares held by such Trustee on behalf of the Depositors, (ii) procure new stock certificates evidencing such number of New Shares represented by the Voting Trust Certificates (subject to stock split, reclassifications, stock dividend and the like) held by such Depositors to be issued to and in the name of such Depositors and (iii) upon delivery to the Trustees of such Voting Trust Certificates, deliver or cause to be delivered to such Depositor such stock certificates, together with any dividends or distributions that accrued but remained unpaid upon such New Shares.

            13. Notice. All notices to be given to the Voting Trust Certificate holders may be given by ordinary mail, or may be delivered personally, to the registered holders at the addresses appearing on the books kept by the Trustees.


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

            14. Loss or Destruction of Trust Certificates. In case any Voting Trust Certificate issued under this Agreement shall become mutilated, destroyed, stolen or lost, the Trustee, in his discretion, may issue a new Voting Trust Certificate in exchange therefor for a like number and class of New Shares. The applicant for such substituted Voting Trust Certificate shall furnish to the Trustees evidence to his satisfaction of the mutilation, destruction, theft, or loss of such Voting Trust Certificate, together with such indemnity as the Trustee in his discretion may require.

            15. Legend on Voting Trust Certificates. All Voting Trust Certificates issued by the Trustee hereunder shall have endorsed thereon the following legend:

            THE SALE, TRANSFER OR ENCUMBRANCE OF THIS CERTIFICATE IS SUBJECT TO AND RESTRICTED BY THE VOTING TRUST AGREEMENT, DATED AS OF MAY __, 2004. A COPY OF THE VOTING TRUST AGREEMENT IS ON FILE IN THE OFFICE OF THE CORPORATION. BY ACCEPTING THE INTEREST IN SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE, THE HOLDER AGREES TO BE BOUND BY THE VOTING TRUST AGREEMENT.

            16. Miscellaneous Provisions.

                  (a) Inspection. A counterpart of this Agreement and of any amendment hereto shall be deposited with the Corporation at its registered office in Delaware where it shall be open to the inspection of any Voting Trust Certificate holder or any stockholder of the Corporation, in person or by agent or attorney, daily during business hours for any proper purpose.

                  (b) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

                  (c) Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto, their respective heirs, executors, administrators, successors and assigns.

                  (d) Headings. The headings of the sections are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.


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

      IN WITNESS WHEREOF, the Depositors have hereunto set their hand and seal, and the Trustees, in token of their acceptance hereby created, have hereunto set their hand as of the date first written above.

                                        DEPOSITORS:


                                        /s/ John A. Friede
                                        ----------------------------------------
                                        John A. Friede


                                        TRUSTEES:


                                        /s/ L. Michael Cutrer
                                        ----------------------------------------
                                        L. Michael Cutrer


                                        /s/ David King
                                        ----------------------------------------
                                        David King


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

RECEIPT FOR VOTING TRUST AGREEMENT

      THE UNDERSIGNED CORPORATION HAS RECEIVED A COUNTERPART OF THE WITHIN AGREEMENT, WHICH HAS BEEN DEPOSITED WITH THE UNDERSIGNED THIS ____ DAY OF MAY, 2004.

NORTH AMERICAN SCIENTIFIC, INC.


By: _______________________________

Its: ______________________________


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

                                    EXHIBIT A

TRUST CERTIFICATE NO. _______                   _____ Shares Common Stock,
                                                      $0.01 per share par value

                            VOTING TRUST CERTIFICATE

      THIS IS TO CERTIFY, that John A. Friede (hereinafter referred to as the "Depositor") has deposited under the Voting Trust Agreement described below a certificate or certificates for ____ shares (hereinafter referred to as "Shares") of Common Stock, $0.01 per share par value, of North American Scientific, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation").

      THE SALE, TRANSFER OR ENCUMBRANCE OF THIS CERTIFICATE IS SUBJECT TO AND RESTRICTED BY THE VOTING TRUST AGREEMENT DATED ___________ __, 2003. A COPY OF THE VOTING TRUST AGREEMENT IS ON FILE IN THE OFFICE OF THE CORPORATION. BY ACCEPTING THE INTEREST IN SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE, THE HOLDER AGREES TO BE BOUND BY THE VOTING TRUST AGREEMENT.

      This certificate (this "Certificate") is issued under and pursuant to, and the rights of the Depositor are subject to and limited by, the terms and conditions of a Voting Trust Agreement dated as of the ___ day of ________, 2003 (the "Voting Trust Agreement"), by and among the owners and holders of certain securities of the Corporation and the Trustees named therein and their successors thereunder (the "Trustees"). A duplicate original of the Voting Trust Agreement has been filed in and will be found at the registered office of the Corporation in Delaware and is and will be open to the inspection of any Voting Trust Certificate holder or any stockholder of the Corporation, in person or by agent or attorney, daily during business hours for any proper purpose.

      Upon the termination of the Voting Trust Agreement, the Depositor, or his registered assigns, shall be entitled to receive a certificate or certificates for the number and class of Shares deposited pursuant to this Voting Trust Certificate (subject to stock split, reclassifications, stock dividend and the like). Until the actual delivery to the Depositor of the certificate or certificates represented or called for hereby, the Trustees shall possess, and shall be entitled to exercise, all rights and powers of absolute owners and holders of record of the Shares deposited hereunder, including the right to vote for every purpose and to consent to or waive any corporate act of the Corporation of any kind, it being expressly stipulated that no voting right, or right to give consents or waivers in respect of such Shares, passes to the Depositor or its assigns by or under this Certificate or by or under any agreement, express or implied.

            IN WITNESS WHEREOF, the Trustees have signed this certificate this ____ day of _______, 2003.


                                        ________________________________________
                                        _____________, Trustee


                                        ________________________________________
                                        _____________, Trustee


                                        ________________________________________
                                        _____________, Trustee


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